Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:
John Neale	Laurie Berman/Matt Sheldon
QAD Senior Vice President and Treasurer	PondelWilkinson Inc.
805.566.5117	310.279.5980
investor@qad.com	pwinvestor@pondel.com

QAD REPORTS RECORD REVENUE
FOR FISCAL 2015 FOURTH QUARTER AND FULL YEAR

SANTA BARBARA, Calif. – March 12, 2015 – QAD Inc. (NASDAQ: QADA) (NASDAQ: QADB), a leading provider of enterprise business software and services for global manufacturing companies, today reported record revenue for the fiscal 2015 fourth quarter and full year ended January 31, 2015.

Total revenue increased 8 percent to a record $79.6 million for the fourth quarter of fiscal 2015, up from $73.5 million for the fiscal 2014 fourth quarter.

Additional fiscal 2015 fourth quarter financial results, compared with the fourth quarter of fiscal 2014 include:

•	License revenue growth of 14 percent to $16.7 million, up from $14.6 million.
•	Subscription revenue growth of 36 percent to $7.9 million, up from $5.8 million.
•	Professional services revenue growth of 12 percent to $20.9 million, up from $18.7 million.
•	Maintenance and other revenue of $34.1 million, compared with $34.5 million.
•	GAAP net income of $6.9 million, or $0.42 per diluted Class A share and $0.36 per diluted Class B share, compared with $4.3 million, or $0.27 per diluted Class A share and $0.23 per diluted Class B share.
•	Non-GAAP net income (defined as GAAP net income before stock-based compensation, amortization of purchased intangible assets, gain/loss adjustments on the company’s interest rate swap and certain income tax adjustments) of $8.7 million, or $0.52 per diluted Class A share and $0.46 per diluted Class B share, compared with $5.5 million, or $0.35 per diluted Class A share and $0.30 per diluted Class B share.

“Fiscal 2015 was a productive and successful year on a number of fronts,” said Karl Lopker, Chief Executive Officer of QAD Inc. “We finished the year with record revenue, including 45% cloud subscription revenue growth, and solid profits for our shareholders. QAD is in a strong position to execute on its growth strategies as we proceed into fiscal 2016.”

Gross profit for the fiscal 2015 fourth quarter was $45.7 million, or 57 percent of total revenue, compared with $42.8 million, or 58 percent of total revenue, for the fiscal 2014 fourth quarter.

Total operating expenses amounted to $37.9 million, or 47 percent of total revenue, for the fiscal 2015 fourth quarter, versus $37.0 million, or 50 percent of total revenue, for the similar quarter last year.

QAD Inc.
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Operating income for the fourth quarter of fiscal 2015 grew to $7.7 million, which included $1.2 million in stock compensation expense. For the fourth quarter of fiscal 2014, operating income was $5.8 million, which included $1.0 million in stock compensation expense.

Cash provided by operations for the fourth quarter of fiscal 2015 grew to $18.7 million, versus $12.6 million for the fourth quarter of fiscal 2014.

Fiscal 2015 Full Year Results
Total revenue rose 11 percent for fiscal 2015 to a record $295.1 million, up from $266.3 million last year.

Additional fiscal 2015 full year financial results, compared with fiscal 2014 full year financial results include:

•	License revenue growth of 13 percent to $40.9 million, up from $36.2 million.
•	Subscription revenue growth of 45 percent to $28.2 million, up from $19.4 million.
•	Professional services revenue growth of 19 percent to $84.7 million, up from $71.2 million.
•	Maintenance and other revenue of $141.3 million, compared with $139.6 million.
•	Annualized subscription revenue run rate of approximately $34 million.
•	GAAP net income increased to $12.9 million, or $0.79 per diluted Class A share and $0.68 per diluted Class B share, for fiscal 2015, up from $6.4 million, or $0.41 per diluted Class A share and $0.34 per diluted Class B share, for fiscal 2014.
•	Non-GAAP net income of $19.9 million, or $1.21 per diluted Class A share and $1.04 per diluted Class B share, compared with $12.3 million, or $0.78 per diluted Class A share and $0.66 per diluted Class B share.

Gross profit for fiscal 2015 was $163.5 million, or 55 percent of total revenue, compared with $149.3 million, or 56 percent of total revenue, for fiscal 2014. Subscription gross profit was 39 percent for fiscal 2015, versus 36 percent last year.

QAD’s cash and equivalents balance was $120.5 million at January 31, 2015, up from $76.0 million at January 31, 2014, primarily related to the company’s common stock offering completed in January 2015. Cash provided by operations for fiscal 2015 was $23.7 million, compared with $24.1 million for fiscal 2014.

Fiscal 2015 Fourth Quarter Operational Highlights:
•	Received orders from 47 customers representing more than $500,000 each in combined license, maintenance, subscription and professional services billings, including 19 orders in excess of $1.0 million, of which six orders were in excess of $2.0 million;
•	Received license or cloud orders from companies across QAD’s six vertical markets, including: AEP Industries Inc., Akebono Brake Industry Co., Apotex Nederland B.V., Baxter Healthcare Corporation, Eaton Corporation, FN America LLC, Lear Corporation, Lem International S.A., Oras Oy, Thermo Fisher Scientific Inc., TRW Automotive, Visteon Corporation and Youngs Seafood Limited;
•	Launched the latest version of QAD’s demand and supply chain planning solution, DynaSys DSCP 2015, a next generation planning solution featuring an enhanced user interface, web portal and cloud accessibility;
•	Completed a successful secondary offering of 2 million shares of Class A common stock, generating proceeds of approximately $37 million after deducting underwriting discounts, commissions and offering expenses; and

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•	On February 18, 2015 the offering underwriters exercised in full an option to purchase additional shares. As a result, 450,000 shares of Class A common stock were issued generating approximately $8.4 million in additional proceeds.

Business Outlook
For the first quarter of fiscal 2016, QAD expects:
•	Total revenue of approximately $69 million, including approximately $8.6 million of subscription revenue.
•	GAAP earnings per share of approximately breakeven.
•	Non-GAAP earnings per share of approximately $0.11 per diluted Class A share and $0.09 per diluted Class B share.

For the fiscal 2016 year, QAD expects:
•	Total revenue of approximately $302 million, including approximately $39 million of subscription revenue.
•	GAAP earnings per share of approximately $0.49 per diluted Class A share and $0.41 per diluted Class B share.
•	Non-GAAP earnings per share of approximately $0.91 per diluted Class A share and $0.76 per diluted Class B share.

Calculation of Earnings Per Share
EPS is reported based on the company’s dual-class share structure, and includes a calculation for both Class A and Class B shares. Since Class A shares have rights to 120% of dividends paid on Class B shares, net income is apportioned so that earnings per share attributable to a Class A share are 120% of earnings per share attributable to a Class B share.

Fiscal 2015 Fourth Quarter and Full Year Investor Conference Call

When:	Thursday, March 12, 2015
Time:	2:00 p.m. PT (5:00 p.m. ET)
Phone:	800-230-1085 (domestic); 612-288-0337 (international)
Replay:	Accessible through midnight March 19, 2015
800-475-6701 (domestic); 320-365-3844 (international); passcode 349246
Webcast:	Accessible at www.qad.com; archive available for approximately one year

Note about Non-GAAP Financial Measures
QAD has disclosed adjusted EBITDA, adjusted EBITDA margins, non-GAAP net income and non-GAAP earnings per diluted share in this press release for the fiscal 2015 and fiscal 2014 fourth quarter and twelve-month periods. These are non-GAAP financial measures as defined by SEC Regulation G. QAD defines the non-GAAP measures as follows:
•	Non-GAAP adjusted EBITDA - EBITDA is GAAP net income before net interest expense, income tax expense, depreciation and amortization. Non-GAAP Adjusted EBITDA is EBITDA less stock-based compensation expense and the change in the fair value of the interest rate swap.
•	Non-GAAP adjusted EBITDA margins - Calculated by dividing Non-GAAP adjusted EBITDA by total revenue.

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•	Non-GAAP net income - GAAP net income before stock-based compensation, amortization of purchased intangible assets, gain/loss adjustments on the company’s interest rate swap and certain income tax adjustments.
•	Non-GAAP earnings per diluted share - Non-GAAP net income allocated to Class A and Class B shares divided by the weighted average diluted shares outstanding of each class.

QAD’s management uses non-GAAP measures internally to evaluate the business and believes that presenting non-GAAP measures provides useful information to investors regarding the company’s underlying business trends and performance of the company’s ongoing operations as well as useful metrics for monitoring the company’s performance and evaluating it against industry peers. The non-GAAP financial measures presented should be used in addition to, and in conjunction with, results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company. A table providing a reconciliation of the non-GAAP measures to their most comparable GAAP measures is included at the end of this press release.

QAD non-GAAP measures reflect adjustments based on the following items:

EBITDA: The company reports EBITDA as a non-GAAP metric by excluding the effect of income tax expense, depreciation and amortization from net income because doing so makes internal comparisons to the company’s historical operating results more consistent. In addition, the company believes providing an EBITDA calculation is a more useful comparison of its operating results to the operating results of its peers.

Stock-based compensation expense: The company has excluded the effect of stock-based compensation expense from its non-GAAP net income and non-GAAP earnings per diluted share calculations. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense which generally requires cash settlement by QAD, and therefore is not used by the company to assess the profitability of its operations. The company also believes the exclusion of stock-based compensation expense provides a useful comparison of its operating results to the operating results of its peers.

Amortization of purchased intangibles: The company amortizes purchased intangibles in connection with its acquisitions. QAD has excluded the effect of amortization of purchased intangibles which includes purchased technology, customer relationships, trade names and other intangibles from its non-GAAP net income and non-GAAP earnings per diluted share calculations, because doing so makes internal comparisons to the company’s historical operating results more consistent. In addition, the company believes excluding amortization of purchased intangibles provides a more useful comparison of its operating results to the operating results of its peers.

Change in fair value of interest rate swap: The company entered into an interest rate swap to mitigate its exposure to the variability of one month LIBOR for its floating rate debt related to the mortgage of its headquarters. QAD has excluded the gain/loss adjustments to record the interest rate swap at fair value from its non-GAAP net income and non-GAAP earnings per diluted share calculations. The company believes that these fluctuations are not indicative of its operational costs or meaningful in evaluating comparative period results because the company currently has no intention of exiting the debt agreement early; and therefore over the life of the debt the sum of the fair value adjustments will be $0.

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Income tax adjustments: Excluding the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to its ongoing operations.

About QAD
QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB) is a leading provider of enterprise software and services designed for global manufacturing companies. For more than 35 years, QAD has provided global manufacturing companies with QAD Enterprise Applications, an enterprise resource planning (ERP) system that supports operational requirements, including financials, manufacturing, demand and supply chain planning, customer management, business intelligence and business process management. QAD Enterprise Applications is offered in flexible deployment models as on-premise software, in the cloud with QAD Cloud ERP or in a blended environment. With QAD, customers and partners in the automotive, consumer products, food and beverage, high technology, industrial products and life sciences industries can better align daily operations with their strategic goals to meet their vision of becoming more Effective Enterprises.

For more information about QAD, call +1 805-566-6000 or visit www.qad.com.

"QAD" is a registered trademark of QAD Inc. All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding projections of revenue, income and loss, capital expenditures, plans and objectives of management regarding the company’s business, future economic performance or any of the assumptions underlying or relating to any of the foregoing. Forward-looking statements are based on the company’s current expectations. Words such as “expects”, “believes”, “anticipates”, “could”, “will likely result”, “estimates”, “intends”, “may”, “projects”, “should”, “would”, “might”, “plan” and variations of these words and similar expressions are intended to identify these forward looking statements. A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements. These risks include, but are not limited to: evolving demand for the company's products and companion products; the ability to sustain license and service demand; fluctuation in revenue and earnings in the software industry; the ability to leverage changes in technology; the ability to sustain customer renewal rates at current levels; third party opinions about the company; the reliability of estimates of transaction and integration costs and benefits; competition in our industry; delays in localizing the company's products for new or existing markets; the ability to recruit and retain key personnel; delays in sales; changes in operating expenses, pricing, timing of new product releases, the method of product distribution or product mix; timely and effective integration of newly acquired businesses; general economic conditions; exchange rate fluctuations; and, the global political environment. For a more detailed description of the risk factors associated with the company, please refer to the company's latest Annual Report on Form 10-K, and in particular, the section entitled “Risk Factors” therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter. Management does not undertake to update these forward-looking statements except as required by law.

-- Financial Tables Follow --

QAD Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2015	2014	2015	2014
Revenue:
License fees	$16,686	$14,593	$40,917	$36,176
Subscription fees	7,873	5,805	28,217	19,406
Maintenance and other	34,070	34,473	141,295	139,557
Professional services	20,933	18,659	84,672	71,172
Total revenue	79,562	73,530	295,101	266,311
Cost of revenue:
License	1,746	1,807	5,016	4,978
Subscription	5,017	3,639	17,149	12,462
Maintenance and other	8,167	7,800	32,511	32,485
Professional services	18,979	17,453	76,954	67,081
Total cost of revenue	33,909	30,699	131,630	117,006
Gross profit	45,653	42,831	163,471	149,305
Operating expenses:
Sales and marketing	19,466	18,920	69,785	66,009
Research and development	10,066	10,106	42,315	41,237
General and administrative	8,216	7,793	34,680	31,946
Amortization of intangibles from acquisitions	171	179	706	710
Total operating expenses	37,919	36,998	147,486	139,902
Operating income	7,734	5,833	15,985	9,403
Other (income) expense:
Interest income	(73)	(59)	(242)	(284)
Interest expense	213	199	811	829
Other (income), net	(113)	(421)	(169)	(1,294)
Total other expense (income), net	27	(281)	400	(749)
Income before income taxes	7,707	6,114	15,585	10,152
Income tax expense	760	1,768	2,639	3,766
Net income	$6,947	$4,346	$12,946	$6,386

Diluted net income per share
Class A	$0.42	$0.27	$0.79	$0.41
Class B	$0.36	$0.23	$0.68	$0.34

Diluted Weighted Shares
Class A	13,790	13,224	13,553	12,985
Class B	3,271	3,249	3,271	3,238

QAD Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	January 31, 2015	January 31, 2014
Assets
Current assets:
Cash and equivalents	$120,526	$75,984
Accounts receivable, net	78,887	71,337
Deferred tax assets, net	9,313	8,133
Other current assets	14,799	14,980
Total current assets	223,525	170,434

Property and equipment, net	33,154	33,085
Capitalized software costs, net	2,485	3,315
Goodwill	10,911	11,377
Long-term deferred tax assets, net	9,680	11,788
Other assets, net	3,614	4,814

Total assets	$283,369	$234,813

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$406	$389
Accounts payable and other current liabilities	48,637	45,241
Deferred revenue	102,721	104,160
Total current liabilities	151,764	149,790

Long-term debt	14,680	15,085
Other liabilities	5,219	5,733

Stockholders' equity:
Common stock	20	18
Additional paid-in capital	185,546	150,837
Treasury stock	(22,977)	(28,220)
Accumulated deficit	(43,465)	(51,472)
Accumulated other comprehensive loss	(7,418)	(6,958)
Total stockholders' equity	111,706	64,205

Total liabilities and stockholders' equity	$283,369	$234,813

QAD Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Twelve Months Ended January 31,
	2015	2014

Net cash provided by operating activities	$23,697	$24,140

Cash flows from investing activities:
Purchase of property and equipment	(4,568)	(4,746)
Capitalized software costs	(311)	(366)
Net cash used in investing activities	(4,879)	(5,112)

Cash flows from financing activities:
Repayments of debt	(388)	(372)
Tax payments, net of proceeds, related to stock awards	(2,557)	(1,286)
Excess tax benefits from share-based payment arrangements	266	72
Payment of contingent liability associated with acquisitions	(471)	-
Repurchase of stock	-	(686)
Proceeds from issuance of common stock, net of issuance costs	37,046	-
Dividends paid in cash	(4,452)	(5,304)
Net cash provided by (used in) financing activities	29,444	(7,576)

Effect of exchange rates on cash and equivalents	(3,720)	(477)
Net increase in cash and equivalents	44,542	10,975
Cash and equivalents at beginning of period	75,984	65,009
Cash and equivalents at end of period	$120,526	$75,984

QAD Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2015	2014	2015	2014

Total revenue	$79,562	$73,530	$295,101	$266,311

Net Income	6,947	4,346	12,946	6,386
Add back:
Net interest expense	140	140	569	545
Depreciation	1,007	1,119	3,816	4,080
Amortization	468	491	1,935	1,979
Income taxes	760	1,768	2,639	3,766
EBITDA	$9,322	$7,864	$21,905	$16,756
Add back:
Non-cash stock comp expense	1,199	966	4,993	4,680
Change in fair value of interest rate swap	556	(85)	877	(634)
Adjusted EBITDA	$11,077	$8,745	$27,775	$20,802
Adjusted EBITDA margin	14%	12%	9%	8%

Non-GAAP net income reconciliation

Net income	$6,947	$4,346	$12,946	$6,386
Add back:
Non-cash stock-based compensation	1,199	966	4,993	4,680
Amortization of purchased intangible assets	363	377	1,493	1,505
Change in fair value of interest rate swap	556	(85)	877	(634)
Income tax adjustments	(344)	(84)	(459)	330
Non-GAAP net income	$8,721	$5,520	$19,850	$12,267

Non-GAAP earnings per diluted Class A share reconciliation

Earnings per diluted Class A share	$0.42	$0.27	$0.79	$0.41
Add back:
Non-cash stock-based compensation	0.07	0.06	0.31	0.30
Amortization of purchased intangible assets	0.02	0.02	0.09	0.09
Change in fair value of interest rate swap	0.03	(0.00)	0.05	(0.04)
Income tax adjustments	(0.02)	(0.00)	(0.03)	0.02
Non-GAAP earnings per diluted Class A share	$0.52	$0.35	$1.21	$0.78

Shares used in computing earnings per diluted Class A share	13,790	13,224	13,553	12,985

Non-GAAP earnings per diluted Class B share reconciliation

Earnings per diluted Class B share	$0.36	$0.23	$0.68	$0.34
Add back:
Non-cash stock-based compensation	0.07	0.05	0.26	0.25
Amortization of purchased intangible assets	0.02	0.02	0.08	0.08
Change in fair value of interest rate swap	0.03	(0.00)	0.04	(0.03)
Income tax adjustments	(0.02)	(0.00)	(0.02)	0.02
Non-GAAP earnings per diluted Class B share	$0.46	$0.30	$1.04	$0.66

Shares used in computing earnings per diluted Class B share	3,271	3,249	3,271	3,238